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Exhibit 99.1

[FEDEX CORPORATION LETTERHEAD]

VIA FEDEX LETTER

July 19, 2002

Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	FedEx Corporation Sworn Statements Pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934

Dear Mr. Katz:

Please find enclosed, pursuant to the Commission's Order Requiring the Filing of Sworn Statements Pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934, the sworn statements of Frederick W. Smith and Alan B. Graf, Jr., the principal executive officer and principal financial officer, respectively, of FedEx Corporation.

We would appreciate your stamping the enclosed acknowledgement copy of this letter with the date and time of filing and returning it to the undersigned in the enclosed self-addressed, stamped envelope.

Should you have any questions regarding the enclosed sworn statements, please feel free to call me at (901) 818-7029.

Very truly yours,
FedEx Corporation
/s/ ROBERT T. MOLINET
Robert T. Molinet
RTM:mtf
cc:	Frederick W. Smith Alan B. Graf, Jr. Kenneth R. Masterson

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Frederick W. Smith, Chairman, President and Chief Executive Officer of FedEx Corporation ("FedEx"), state and attest that:
(1)	To the best of my knowledge, based upon a review of the covered report of FedEx:
• the covered report did not contain an untrue statement of a material fact as of the end of the period covered by such report; and
•
the covered report did not omit to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report.
(2)	I have reviewed the contents of this Statement with the Audit Committee of the Board of Directors of FedEx.
(3)	In this Statement Under Oath, FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2002, filed with the Securities and Exchange Commission on July 19, 2002, is the "covered report."
Dated: July 19, 2002
/s/ FREDERICK W. SMITH Frederick W. Smith Chairman, President and Chief Executive Officer FedEx Corporation
Subscribed and sworn to before me this 19th day of July 2002.
/s/ MARY T. BRITT Notary Public
My Commission Expires: March 29, 2005
[NOTARY SEAL]

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL
OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Alan B. Graf, Jr., Executive Vice President and Chief Financial Officer of FedEx Corporation ("FedEx"), state and attest that:
(1)	To the best of my knowledge, based upon a review of the covered report of FedEx:
• the covered report did not contain an untrue statement of a material fact as of the end of the period covered by such report; and
•
the covered report did not omit to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report.
(2)	I have reviewed the contents of this Statement with the Audit Committee of the Board of Directors of FedEx.
(3)	In this Statement Under Oath, FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2002, filed with the Securities and Exchange Commission on July 19, 2002, is the "covered report."
Dated: July 19, 2002
/s/ ALAN B. GRAF, JR. Alan B. Graf, Jr. Executive Vice President and Chief Financial Officer FedEx Corporation
Subscribed and sworn to before me this 19th day of July 2002.
/s/ MARY T. BRITT Notary Public
My Commission Expires: March 29, 2005
[NOTARY SEAL]

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  Exhibit 99.1